Exhibit 99.2

Second Quarter 2022 Earnings Supplemental Three and Six Months Ended June 30, 2022 www.globalmedicalreit.com NYSE: GMRE

GLOBAL MEDICAL REIT

Corporate Information and Analyst Coverage

Executive Team

Jeffrey Busch	Chief Executive Officer, Chairman and President
Alfonzo Leon	Chief Investment Officer
Danica Holley	Chief Operating Officer
Bob Kiernan	Chief Financial Officer and Treasurer
Jamie Barber	General Counsel and Corporate Secretary

Board of Directors

Jeffrey Busch	Chief Executive Officer, Chairman and President
Henry Cole	Lead Independent Director and Compensation Committee Chair
Paula Crowley	Director
Matthew Cypher, Ph.D.	ESG Committee Chair
Zhang Huiqi	Director
Ronald Marston	Nominating and Corporate Governance Committee Chair
Dr. Roscoe Moore	Director
Lori Wittman	Audit Committee Chair

Sell-Side Analyst Coverage

Firm	Name	Email	Phone
Baird	Dave Rodgers	drodgers@rwbaird.com	216.737.7341
Berenberg Capital	Connor Siversky	connor.siversky@berenberg-us.com	646.949.9037
BMO	Juan Sanabria	juan.sanabria@bmo.com	312.845.4074
B. Riley Securities	Bryan Maher	bmaher@brileyfbr.com	646.885.5423
Colliers Securities	Barry Oxford	barry.oxford@colliers.com	203.961.8573
Compass Point	Merrill Ross	mross@compasspointllc.com	202.534.1392
Janney	Robert Stevenson	robstevenson@janney.com	646.448.3028
KeyBanc	Austin Wurschmidt	awurschmidt@key.com	917.368.2311
Stifel	Stephen Manaker	manakers@stifel.com	212.271.3716

Corporate Information

Corporate Headquarters	Stock Exchange Listing	Transfer Agent	Investor Relations
2 Bethesda Metro Center, Suite 440	New York Stock Exchange	American Stock Transfer & Trust Company	Stephen Swett – stephen.swett@icrinc.com; 203.682.8377
Bethesda, MD 20814	**Ticker:** GMRE	800.937.5449	

2Q-2022| Earnings Supplemental

2

GLOBAL MEDICAL REIT

Select Quarterly Financial Data

(unaudited, and in thousands, except per share and unit amounts)

As of Period End (unless otherwise specified)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Market capitalization (common and OP)	$ 754,488	$ 1,094,533	$ 1,181,831	$ 968,877	$ 972,832
Market price per share - common	$ 11.23	$ 16.32	$ 17.75	$ 14.70	$ 14.76
Common shares and OP units outstanding	67,185	67,067	66,582	65,910	65,910
Preferred equity	$ 74,959	$ 74,959	$ 74,959	$ 74,959	$ 74,959
Common equity	$ 559,053	$ 563,039	$ 547,826	$ 540,762	$ 548,230
Noncontrolling interest	$ 15,097	$ 14,619	$ 14,792	$ 14,504	$ 14,066
Total equity	$ 649,109	$ 652,617	$ 637,577	$ 630,225	$ 637,255
Investment in real estate, gross	$ 1,444,565	$ 1,368,156	$ 1,343,003	$ 1,311,509	$ 1,260,324
Borrowings:					
Credit Facility - revolver, gross	$ 260,100	$ 186,700	$ 172,600	$ 155,700	$ 101,100
Credit Facility - term loan, gross	$ 350,000	$ 350,000	$ 350,000	$ 350,000	$ 350,000
Notes payable, gross	$ 57,217	$ 57,487	$ 57,769	$ 58,041	$ 65,326
Weighted average interest rate for quarter	2.97%	2.87%	2.88%	3.04%	3.17%
Debt Covenants:					
Leverage ratio (as defined in Credit Facility)	46.2%	43.7%	43.0%	42.9%	40.8%
Fixed charge coverage ratio for quarter (1.50x minimum allowed)	3.59	3.53	3.38	3.19	3.01

Three Months Ended	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Rental revenue	$ 33,679	$ 31,852	$ 30,312	$ 29,967	$ 28,200
Interest expense	$ 5,401	$ 4,801	$ 4,809	$ 4,830	$ 5,020
G&A expenses	$ 4,336	$ 4,197	$ 3,934	$ 3,852	$ 4,285
Depreciation and amortization expenses	$ 14,036	$ 13,179	$ 12,653	$ 11,942	$ 11,427
Operating expenses	$ 6,000	$ 5,372	$ 4,525	$ 3,973	$ 3,303
Total expenses	$ 29,863	$ 27,589	$ 25,926	$ 24,615	$ 24,097
Net income attributable to common stockholders	$ 2,236	$ 2,661	$ 3,804	$ 3,689	$ 2,553
Net income per share	$ 0.03	$ 0.04	$ 0.06	$ 0.06	$ 0.04
Wtd. avg. basic and diluted common shares (GAAP)	65,507	65,302	64,326	64,204	61,194
FFO*	$ 16,387	$ 15,982	$ 15,587	$ 15,828	$ 14,108
FFO per share and unit*	$ 0.24	$ 0.23	$ 0.23	$ 0.23	$ 0.22
AFFO*	$ 17,563	$ 16,828	$ 16,380	$ 16,429	$ 14,998
AFFO per share and unit*	$ 0.25	$ 0.24	$ 0.24	$ 0.24	$ 0.23
Wtd. avg. common shares, OP and LTIP units	69,698	69,319	68,214	68,109	65,113

2Q-2022| Earnings Supplemental * See page 9 for a reconciliation of non-GAAP financial measures for Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO) and pages 19 and 20 for definitions.

3

Business Summary 4 2Q - 2022| Earnings Supplemental SECOND QUARTER OPERATING SUMMARY • Net income attributable to common stockholders was $2.2 million, or $0.03 per diluted share, as compared to $2.6 million, or $0. 04 per diluted share, in the comparable prior year period. • Funds from Operations (“FFO”) of $16.4 million, or $0.24 per share and unit, as compared to $14.1 million, or $0.22 per share an d unit, in the comparable prior year period. • Adjusted Funds from Operations (“AFFO”) of $17.6 million, or $0.25 per share and unit, as compared to $15.0 million, or $0.23 pe r share and unit, in the comparable prior year period. • Increased total revenue 19.2% year - over - year to $33.7 million, primarily driven by the Company’s acquisition activity. COMMON AND PREFERRED DIVIDENDS • On June 10, 2022, the Board of Directors (the “Board”) declared a: • $0.21 per share cash dividend to common stockholders and unitholders of record as of June 24, 2022, which was paid on July 8, 20 22; and • $0.46875 per share cash dividend to holders of record as of July 15, 2022 of the Company’s Series A Preferred Stock, which wa s p aid on August 1, 2022. INVESTMENT ACTIVITY • During the second quarter, completed five acquisitions, encompassing an aggregate 255,126 leasable square feet, for an aggreg ate purchase price of $74.1 million at a weighted average cap rate of 6.9%. Since July 1, 2022, completed two acquisitions, encompassing an aggregate 133,380 leasable sq uare feet, for an aggregate purchase price of $23.3 million at a weighted average cap rate of 7.3%. • Year - to - date, completed 11 acquisitions, encompassing an aggregate 469,287 leasable square feet for an aggregate purchase price of $121.3 million at a weighted average cap rate of 7.1%. • As of August 3, 2022, the Company had four properties under contract for an aggregate purchase price of $49.8 million and an est imated weighted average cap rate of 7.4%. These properties are currently in the due diligence period, and we can make no assurances that these acquisitions will close on a timely basis or at all. • In July 2022, the Company sold its medical office building located in Germantown, TN receiving gross proceeds of $17.9 millio n, resulting in an estimated gain on sale of $6.8 million. Additionally, in October 2021, the Company entered into a contract to sell one of its four medical office buil din gs in Belpre, OH for gross proceeds of $44.6 million (the “Belpre Property”). On June 24, 2022, the potential purchaser of the Belpre Property terminated its contract wi th the Company to purchase the Belpre Property. CAPITAL MARKETS AND DEBT ACTIVITY • In the second quarter, we generated $1.9 million in gross proceeds from “ at - the - market” (ATM) equity issuances at an average offering price of $16.24 per share. • On August 1, 2022, we amended our credit facility to, among other things, (i) add a new $150 million delayed - draw term loan component to the facility with a maturity date of February 1, 2028, (ii) extend the maturity date of the revolver component of the credit facility from May 2025 to August 2026, with two s ix - month company - controlled extension options, and (iii) transition all LIBOR - based loans under the credit facility to SOFR - based loans. • On August 2, 2022, we entered into $150 million of forward starting interest rate swaps that commence in October 2022 and mat ure in January 2028 that will fix the SOFR component on the new term loan at 2.54%. • Leverage as of June 30, 2022 was 46.2%, compared to 43.7% as of March 31, 2022. • As of August 3, 2022, we had unutilized borrowing capacity of $273 million, including $150 million under the new delayed - draw te rm loan and $123 million under the revolver component of our credit facility.

GLOBAL MEDICAL REIT
ESG Summary

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG) UPDATE

- Our business values integrate environmental sustainability, social responsibility, and strong governance practices throughout our Company. We base our ESG approach on three pillars: alignment, access and authenticity.
- During the first quarter, we issued our inaugural Corporate Social Responsibility Report, which is available at https://www.globalmedicalreit.com/about/corporate-responsibility/

Environment

- We continue to improve and expand our efforts in the corporate sustainability arena through tenant outreach and data collection to benchmark our portfolio's energy consumption and efficiency. We recently submitted our 2021 energy consumption information for the 2021 GRESB assessment report.
- We incorporate climate risks and environmental sustainability assessments in our due diligence process.
- We are exploring ways to mitigate climate risk, should it be present, in our acquisition strategy, as well as ways to contribute to the reduction of climate impact through proactive asset management that looks for ways to incorporate renewable energy resources and energy utilization reduction.
- We stand with our communities, tenants, and stockholders in supporting meaningful solutions that address this global challenge and contribute to the sustainability of our business objectives.

Social

- Our Board continues to lead our social and governance efforts. With its diverse composition, our Board is a strong example of inclusive leadership. Our Board has been recognized by "Women on Boards" and our executive team reflects our demographically diverse staff.
- In 2021, we initiated a successful pilot project with a ride-share provider and national charitable organization in the greater Phoenix, Arizona metro area to provide transportation to healthcare facilities for those in need. We have continued this project during 2022.
- Our commitment to employee engagement remains a high-priority, as we continue to make accommodations for health, safety, and work-life balance. With this commitment in mind, and with the compensation committee of the Board's leadership, we conducted an employee survey that covered a comprehensive range of subjects related to our employees' attitudes about our work culture, compensation components, as well as demographic and identification data.

Governance

- The Board continued to improve our corporate governance structure by adopting an incentive compensation recoupment (clawback) policy during the first quarter.
- In February 2022, the Board formed a standing ESG committee that oversees the Company's environmental, social, governance and resilience efforts. This committee provides oversight and support of our commitment to ESG matters by overseeing: (1) our general ESG strategy and policies as set by our management, (2) communications with our employees, investors, and other stakeholders with respect to ESG matters, (3) developments relating to, and improving our understanding of, ESG matters, (4) our compliance with certain ESG-related legal and regulatory requirements, and (5) coordination with other Board committees on ESG matters of common import.

2Q-2022| Earnings Supplemental
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GLOBAL MEDICAL REIT

Condensed Consolidated Statements of Operations

(unaudited, and in thousands, except per share amounts)

	Three Months Ended				
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Revenue					
Rental revenue	$ 33,679	$ 31,852	$ 30,312	$ 29,967	$ 28,200
Other income	18	23	32	16	61
Total revenue	**33,697**	**31,875**	**30,344**	**29,983**	**28,261**
Expenses					
General and administrative	4,336	4,197	3,934	3,852	4,285
Operating expenses	6,000	5,372	4,525	3,973	3,303
Depreciation expense	9,898	9,402	9,046	8,639	8,292
Amortization expense	4,138	3,777	3,607	3,303	3,135
Interest expense	5,401	4,801	4,809	4,830	5,020
Preacquisition expense	90	40	5	18	62
Total expenses	**29,863**	**27,589**	**25,926**	**24,615**	**24,097**
Income before gain on sale of investment property	3,834	4,286	4,418	5,368	4,164
Gain on sale of investment property	-	-	1,069	-	-
Net income	$ 3,834	$ 4,286	$ 5,487	$ 5,368	$ 4,164
Less: Preferred stock dividends	(1,455)	(1,455)	(1,455)	(1,455)	(1,455)
Less: Net income attributable to noncontrolling interest	(143)	(170)	(228)	(224)	(156)
Net income attributable to common stockholders	**$ 2,236**	**$ 2,661**	**$ 3,804**	**$ 3,689**	**$ 2,553**
Net income attributable to common stockholders per share - basic and diluted	$ 0.03	$ 0.04	$ 0.06	$ 0.06	$ 0.04
Weighted average shares outstanding – basic and diluted	65,507	65,302	64,326	64,204	61,194

2Q-2022| Earnings Supplemental

6

GLOBAL MEDICAL REIT

Condensed Consolidated Balance Sheets

(unaudited, and in thousands)

	As of				
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Assets					
Investment in real estate:					
Land	$ 165,045	$ 155,529	$ 152,060	$ 149,249	$ 145,424
Building	1,049,876	1,002,087	985,091	964,169	931,510
Site improvements	20,805	19,596	19,021	18,017	17,011
Tenant improvements	62,500	60,154	58,900	56,156	53,730
Acquired lease intangible assets	146,339	130,790	127,931	123,918	112,649
	1,444,565	1,368,156	1,343,003	1,311,509	1,260,324
Less: accumulated depreciation and amortization	(172,006)	(157,132)	(143,255)	(130,284)	(117,720)
Investment in real estate, net	1,272,559	1,211,024	1,199,748	1,181,225	1,142,604
Cash and cash equivalents	5,873	1,854	7,213	6,030	5,821
Restricted cash	8,327	6,336	5,546	5,839	6,549
Tenant receivables, net	6,189	6,477	6,070	5,126	4,886
Due from related parties	337	451	163	275	265
Escrow deposits	7,708	7,697	5,957	5,970	5,531
Deferred assets	27,731	26,714	25,417	24,422	23,050
Derivative asset	16,583	12,692	1,236	219	137
Goodwill	5,903	5,903	5,903	5,903	5,903
Other assets	6,056	6,345	6,232	8,297	5,219
Total assets	$ 1,357,266	$ 1,285,493	$ 1,263,485	$ 1,243,306	$ 1,199,965
Liabilities and Equity					
Liabilities:					
Credit Facility, net	$ 602,987	$ 529,130	$ 514,567	$ 497,203	$ 442,140
Notes payable, net	56,687	56,919	57,162	57,397	64,620
Accounts payable and accrued expenses	11,922	9,272	10,344	11,065	8,080
Dividends payable	15,926	15,823	15,668	15,309	15,251
Security deposits	5,304	4,616	4,540	4,600	4,385
Derivative liability	—	1,865	7,790	12,070	13,814
Other liabilities	7,428	7,090	7,709	7,104	5,983
Acquired lease intangible liability, net	7,903	8,161	8,128	8,333	8,437
Total liabilities	708,157	632,876	625,908	613,081	562,710
Equity:					
Preferred stock ($77,625 liquidation preference)	74,959	74,959	74,959	74,959	74,959
Common stock	66	65	65	64	64
Additional paid-in capital	722,074	720,306	711,414	700,206	700,038
Accumulated deficit	(179,614)	(168,089)	(157,017)	(147,562)	(138,088)
Accumulated other comprehensive income (loss)	16,527	10,757	(6,636)	(11,946)	(13,784)
Total Global Medical REIT Inc. stockholders' equity	634,012	637,998	622,785	615,721	623,189
Noncontrolling interest	15,097	14,619	14,792	14,504	14,066
Total equity	649,109	652,617	637,577	630,225	637,255
Total liabilities and equity	$ 1,357,266	$ 1,285,493	$ 1,263,485	$ 1,243,306	$ 1,199,965

2Q-2022| Earnings Supplemental

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Condensed Consolidated Statements of Cash Flows 8 (unaudited, and in thousands) Six Months Ended June 30, 2022 2021 Operating activities Net income $ 8,119 $ 7,487 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation expense 19,300 16,140 Amortization of acquired lease intangible assets 7,871 6,097 Amortization of above market leases, net 514 145 Amortization of debt issuance costs and other 1,029 930 Stock - based compensation expense 2,576 3,327 Capitalized preacquisition and other costs charged to expense 190 84 Reserve for uncollectible accounts — (100) Other 45 22 Changes in operating assets and liabilities: Tenant receivables (119) 810 Deferred assets (2,314) (2,778) Other assets and liabilities 323 5 Accounts payable and accrued expenses 1,621 862 Security deposits 764 45 Net cash provided by operating activities 39,919 33,076 Investing activities Purchase of land, buildings, and other tangible and intangible assets and liabilities (99,917) (115,545) Escrow deposits for purchase of properties (794) 1,020 Advances made to related parties (174) (162) Capital expenditures on existing real estate investments (1,509) (1,284) Net cash used in investing activities (102,394) (115,971) Financing activities Net proceeds received from common equity offerings 9,979 194,455 Escrow deposits required by third party lenders (957) (1,734) Repayment of notes payable (552) (446) Proceeds from Credit Facility 92,500 133,100 Repayment of Credit Facility (5,000) (207,200) Payment of debt issuance costs (7) (6,177) Dividends paid to common stockholders, and OP Unit and LTIP Unit holders (29,136) (24,575) Dividends paid to preferred stockholders (2,911) (2,911) Net cash provided by financing activities 63,916 84,512 Net increase in cash and cash equivalents and restricted cash 1,441 1,617 Cash and cash equivalents and restricted cash — beginning of period 12,759 10,753 Cash and cash equivalents and restricted cash — end of period $ 14,200 $ 12,370 2Q - 2022| Earnings Supplemental.

GLOBAL MEDICAL REIT

Reconciliation of FFO, AFFO, EBITDA*re*, and Adjusted EBITDA*re*

(unaudited, and in thousands, except per share and unit amounts)

FFO and AFFO	Three Months Ended June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Net income	$ 3,834	$ 4,286	$ 5,487	$ 5,368	$ 4,164
Preferred stock dividends	(1,455)	(1,455)	(1,455)	(1,455)	(1,455)
Depreciation and amortization expense	14,008	13,151	12,624	11,915	11,399
Gain on sale of investment property	-	-	(1,069)	-	-
FFO	$ 16,387	$ 15,982	$ 15,587	$ 15,828	$ 14,108
Amortization of above market leases, net	315	199	202	173	85
Straight line deferred rental revenue	(1,032)	(1,195)	(1,170)	(1,369)	(1,374)
Stock-based compensation expense	1,289	1,287	1,242	1,241	1,612
Amortization of debt issuance costs and other	514	515	514	538	505
Preacquisition expense	90	40	5	18	62
AFFO	$ 17,563	$ 16,828	$ 16,380	$ 16,429	$ 14,998
Net income attributable to common stockholders per share – basic and diluted	$ 0.03	$ 0.04	$ 0.06	$ 0.06	$ 0.04
FFO per share and unit	$ 0.24	$ 0.23	$ 0.23	$ 0.23	$ 0.22
AFFO per share and unit	$ 0.25	$ 0.24	$ 0.24	$ 0.24	$ 0.23
Weighted Average Common Shares, OP and LTIP Units:					
Common shares	65,507	65,302	64,326	64,204	61,194
OP units	1,668	1,672	1,702	1,707	1,753
LTIP units	2,523	2,345	2,186	2,198	2,166
Total Weighted Average Shares and Units	69,698	69,319	68,214	68,109	65,113

EBITDA*re* and Adjusted EBITDA*re*	Three Months Ended June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Net income	$ 3,834	$ 4,286	$ 5,487	$ 5,368	$ 4,164
Interest expense	5,401	4,801	4,809	4,830	5,020
Depreciation and amortization expense	14,036	13,179	12,653	11,942	11,427
Gain on sale of investment property	-	-	(1,069)	-	-
EBITDA*re*	$ 23,271	$ 22,266	$ 21,880	$ 22,140	$ 20,611
Stock-based compensation expense	1,289	1,287	1,242	1,241	1,612
Amortization of above market leases, net	315	199	202	173	85
Preacquisition expense	90	40	5	18	62
Adjusted EBITDA*re*	$ 24,965	$ 23,792	$ 23,329	$ 23,572	$ 22,370

2Q-2022| Earnings Supplemental. See pages 19 and 20 for definitions of FFO, AFFO, EBITDAre and Adjusted EBITDAre

9

Capitalization and Dividend Summary 10 2Q - 2022| Earnings Supplemental (unaudited, and in thousands, except per share data) (1) Redeemable by the Company on or after September 15, 2022 at redemption price ($25 per share) plus accrued and unpaid dividends. (2) Based on the closing price of the Company’s common stock of $11.23 on June 30, 2022. $- $200,000 $400,000 $600,000 $800,000 $1,000,000 $1,200,000 $1,400,000 $1,600,000 Debt Preferred Equity Common Equity and OP Units $57,217 $350,000 $260,100 Revolver Term Credit Facility Other Capitalization Summary Debt As of June 30, 2022 Credit Facility, gross $ 610,100 Notes Payable, gross 57,217 Total Debt $ 667,317 Preferred Equity Series A Cumulative Redeemable Preferred Stock (1) $ 74,959 Common Equity/OP Units Common Stock (65,518 shares) (2) $ 735,767 OP Units (1,667 units) (2) 18,721 Total Common Equity/OP Units 754,488 Total Capitalization $ 1,496,764 Capitalization Statistics Debt Statistics: As of June 30, 2022 Weighted Average Interest Rate 3.14% Weighted Average Maturity 3.8 years Leverage Ratio 46.2% Fixed Charge Coverage Ratio 3.59x Preferred Stock Statistics: As of June 30, 2022 Shares Outstanding 3,105 Liquidation Preference Per Share $25.00 Dividend Rate 7.50% Common Stock Statistics: As of June 30, 2022 Shares Outstanding 65,518 Stock Price $11.23 Annual Dividend Yield 7.4% Target AFFO Payout Ratio 80% - 85% Dividend Summary Common Dividends Record Date Payment Date Dividend (per share) 9/24/2021 10/8/2021 0.205 12/27/2021 1/10/2022 0.205 3/25/2022 4/8/2022 0.21 6/24/2022 7/8/2022 0.21 Total $ 0.83 Preferred Dividends Record Date Payment Date Dividend (per share) 10/15/2021 11/1/2021 0.46875 1/15/2022 1/31/2022 0.46875 4/15/2022 5/2/2022 0.46875 7/15/2022 8/1/2022 0.46875 Total $ 1.87500

GLOBAL MEDICAL REIT

Acquisitions

2022 Completed Acquisitions

Date	Property	City, State	Leasable Square Feet	Contractual Purchase Price (in thousands)	Annualized Base Rent (in thousands)	Capitalization Rate
2/4/2022	Sherwood Park MOB	Gainesville, GA	17,713	$ 5,100	$ 325	6.4%
2/28/2022	Grand Rapids MOB	Grand Rapids, MI	26,700	6,799	526	7.7%
3/29/2022	Sarasota Arthritis Center	Sarasota, FL	12,786	6,000	426	7.1%
3/30/2022	Cardinal Rehab & DaVita Dialysis	Greenwood, IN	23,582	6,125	462	7.5%
	First Quarter Total/Weighted Average		**80,781**	**$ 24,024**	**$ 1,739**	**7.2%**
4/1/2022	Surgery Center of Fairbanks	Fairbanks, AK	40,174	22,300	1,435	6.4%
4/8/2022	Medical Pavilion	Rocky Point, NC	33,184	7,600	502	6.6%
5/11/2022	Prosperity Plaza	Fairfax, VA	96,070	21,000	1,314	6.3%
5/19/2022	Midwest GI & Surgery Center	Lee's Summit, MO	18,408	6,550	494	7.5%
5/27/2022	Commonwealth Cancer Center Portfolio	Lexington, KY area	67,290	16,600	1,380	8.3%
	Second Quarter Total/Weighted Average		**255,126**	**$ 74,050**	**$ 5,125**	**6.9%**
7/8/2022	Regency Medical Campus	Toledo, OH	110,780	17,163	1,215	7.1%
7/26/2022	Aurora Health	Lake Geneva, WI	22,600	6,100	477	7.8%
	Third Quarter Total/Weighted Average-To-Date		**133,380**	**$ 23,263**	**$ 1,692**	**7.3%**
	2022 Total/Weighted Average To-Date		**469,287**	**$ 121,337**	**$ 8,556**	**7.1%**

Acquisitions Under Contract

As of August 3, 2022, the Company had four properties under contract to purchase for an aggregate purchase price of $49.8 million and an estimated weighted average cap rate of 7.4%. These properties are currently in the due diligence period, and we can make no assurances that these acquisitions will close on a timely basis or at all.

2Q-2022| Earnings Supplemental See pages 19 and 20 for reporting definitions

11

Portfolio Update 12 Gross Investment in Real Estate (in billions) $1.4 Total Buildings 181 Total Leasable Square Feet (in millions) 4.7 Total Tenants 227 Leased Occupancy 96.5% Total Annualized Base Rent (in millions) $109.1 National and Regional Healthcare Tenants (1) ABR 90.3% Portfolio Rent Coverage 5.0x Weighted Average Cap Rate 7.6% Weighted Average Lease Term (years) 6.7 Weighted Average Rent Escalations 2.1% (as of June 30, 2022, unless otherwise stated) 2Q - 2022| Earnings Supplemental. (1) National and Regional Healthcare Tenants include health systems, national operators, and re gional physician groups. See pages 19 and 20 for other reporting definitions. $94 $207 $472 $648 $906 $1,143 $1,343 $1,445 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 IPO 2016 2017 2018 2019 2020 2021 2Q - 2022 Gross Portfolio Growth Since IPO - (In Millions) Gross Real Estate Assets Gross Real Estate Investments During the Year

Portfolio Update (continued) 13 2Q - 2022| Earnings Supplemental. (1) Other includes Office (2.5%), Acute Hospital (2.3%), LTACH (2.2%), Behavioral Hospital (1.2%), and FSED (0.9%). See pages 19 and 20 for other reporting definitions. MOB Total – 66.6% IRF – 18.2% Other – 9.1% Texas 18.3% Florida 10.5% Ohio 7.5% Oklahoma 6.6% Pennsylvania 6.0% Arizona 5.9% Illinois 5.3% Michigan 4.2% Virginia 4.0% North Carolina 2.8% Other 28.8% TX 18.3% FL 10.5% OH 7.5% OK 6.6% PA 6.0% AZ 5.9% IL 5.3% All Others 28.8% Top 10 States % of Annualized Base Rent Asset Types % of Annualized Base Rent (as of June 30, 2022) MOB Total 66.6% MOB 45.3% MOB/ASC 16.7% MOB/Imaging/ER 4.6% IRF 18.2% Surgical Hospital 6.1% Other (1) 9.1%

Tenant Metrics 14 2Q - 2022| Earnings Supplemental. (1) National and Regional Healthcare Tenants include health systems, national operators, and re gional physician groups. See pages 19 and 20 for other reporting definitions. (as of June 30, 2022, unless otherwise stated) Tenant Credit Strength By Asset Type Category % of ABR Rent Coverage Ratio Medical Office Building (MOB) 15.8% 6.9x MOB/Ambulatory Surgery Center (ASC) 10.5% 5.9x TOTAL/WEIGHTED AVERAGE 26.3% 6.5x Inpatient Rehab Facility (IRF) 16.8% 3.4x Surgical Hospital (SH) 6.1% 3.6x Long - Term Acute Care Hospital (LTAC) 2.2% 2.6x TOTAL/WEIGHTED AVERAGE 25.1% 3.4x All Tenants Calculated for Rent Coverage 51.4% 5.0x Large/Credit Tenants Not Calculated 32.5% N/A Other Tenants Not Available 16.1% N/A Lease Expiration ($ in thousands) Rent Coverage 90.3% 9.7% National & Regional Healthcare Tenants (1) 90.3% Unaffiliated 9.7% Tenant Affiliations % of Annualized Base Rent 6.9% 6.6% 5.0% 3.5% 3.3% 2.8% 2.6% 2.5% 2.3% 2.3% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% Top 10 Tenants % of Annualized Base Rent Year Number of Leases LSF % of Total Leasable SF ABR % of Total ABR 2022 12 42,697 0.9% $ 443 0.4% 2023 54 333,181 7.1% 7,257 6.7% 2024 61 811,392 17.3% 16,209 14.9% 2025 31 294,081 6.3% 7,609 7.0% 2026 56 518,323 11.1% 10,917 10.0% 2027 31 421,293 9.0% 11,122 10.2% 2028 13 135,459 2.9% 3,511 3.2% 2029 19 325,305 6.9% 9,602 8.8% 2030 20 377,667 8.1% 9,166 8.4% 2031 13 287,889 6.1% 6,315 5.8% Thereafter 40 972,551 20.8% 26,920 24.7% Total Leased SF 350 4,519,838 96.5% $ 109,071 100.0% Current Vacancy 161,887 3.5% Total Leasable SF 4,681,725 100%

GLOBAL MEDICAL REIT

Top 10 Tenant Profiles

1. LifePoint Health (formerly Kindred Healthcare)(B2/B). LifePoint Health is a diversified healthcare delivery network that spans 29 states and includes 63 community hospital campuses, 32 rehabilitation and behavioral health hospitals, and more than 170 additional sites of care.

As of June 30, 2022, our LifePoint Health properties had a weighted average lease term (WALT) of 8.4 years and a total annualized base rent (ABR) of $7.5 million. The table below summarizes our LifePoint Health properties as of June 30, 2022:

Asset Type	Location	Purchase Date	Leasable Square Feet	Tenant's % Occupancy
IRF	Austin, TX	Sep-2017	59,258	100%
IRF	Oklahoma City, OK	Apr-2019	63,896	100%
Behavioral Hospital	Fort Worth, TX	Mar-2021	33,997	100%

2. Encompass Health (Ba3/BB-) (NYSE: EHC). Encompass Health is the largest owner and operator of rehabilitation hospitals in the United States with 150 hospitals in 35 states and Puerto Rico. As of June 30, 2022, our Encompass properties had a WALT of 5.8 years and a total ABR of $7.2 million. The table below summarizes our Encompass properties as of June 30, 2022:

Asset Type	Location	Purchase Date	Leasable Square Feet	Tenant's % Occupancy
IRF	Altoona, PA	Dec-2016	70,007	100%
IRF	Mechanicsburg, PA	Dec-2016	78,836	100%
IRF	Mesa, AZ	Dec-2016	51,903	100%
IRF	Las Vegas, NV	Apr-2019	53,260	100%

3. Memorial Health System, OH (B+) (MHS). MHS is the largest health system in the Parkersburg-Marietta-Vienna MSA and delivers healthcare services in southeast Ohio. MHS operates the 199-bed Marietta Memorial Hospital and two critical access hospitals, nine outpatient care centers, 26 medical staff offices, and clinical care delivery locations.

As of June 30, 2022, our MHS properties had a WALT of 8.7 years and a total ABR of $5.5 million. The table below summarizes our MHS properties as of June 30, 2022:

Asset Type	Location	Purchase Date	Leasable Square Feet	Tenant's % Occupancy
MOB/Imaging	Belpre, OH	Apr-2018	50,300	100%
MOB	Belpre, OH	Apr-2018	25,000	100%
MOB	Belpre, OH	Apr-2018	25,000	100%
MOB/ASC	Belpre, OH	Apr-2018	55,300	100%

2Q-2022| Earnings Supplemental

15

GLOBAL MEDICAL REIT

Top 10 Tenant Profiles (cont.)

4. Oklahoma Center for Orthopedic & Mult-Speciality Surgery, LLC (OCOM). OCOM is an affiliate of USPI and INTEGRIS and is a leading hospital for orthopedic specialists. OCOM operates (i) a surgical hospital with six operating rooms, nine inpatient treatment rooms and a physical therapy department, (ii) an ambulatory surgery center with three operating rooms, and (iii) multiple imaging centers throughout Oklahoma City, Oklahoma.

As of June 30, 2022, our OCOM properties had a WALT of 11.4 years and a total ABR of $3.8 million. The table below summarizes our OCOM properties as of June 30, 2022:

Asset Type	Location	Purchase Date	Leasable Square Feet	Tenant's % Occupancy
Surgical Hospital	Oklahoma City, OK	Mar-2017	66,310	100%
MOB	Oklahoma City, OK	Mar-2017	20,200	100%
ASC	Oklahoma City, OK	Mar-2017	10,896	100%

5. Trinity Health (Aa3/AA-). Trinity Health is one of the largest not-for-profit, Catholic health care systems in the U.S. Trinity Health operates 88 acute care hospitals across 25 states with a continuum of care services through 17 clinically integrated networks, 25 PACE Center locations, 131 senior care locations and 125 urgent care locations.

As of June 30, 2022, our Trinity Health properties had a WALT of 2.3 years and a total ABR of $3.5 million. The table below summarizes our Trinity Health properties as of June 30, 2022:

Asset Type	Location	Purchase Date	Leasable Square Feet	Tenant's % Occupancy
IRF	Mishawaka, IN	Apr-2019	45,920	100%
MOB	Livonia, MI	Aug-2019	23,576	36%
MOB/ASC	Clinton, IA	Feb-2020	115,142	100%
MOB	Caledonia, MI	Jun-2021	8,936	63%
MOB	Athens, GA	Dec-2021	7,460	100%

6. TeamHealth Holdings (Caa1/CCC+). TeamHealth, owned by Blackstone Group, is a provider of physician staffing and administrative services to hospitals and other healthcare providers in the United States. TeamHealth is affiliated with more than 15,000 healthcare professionals who provide emergency medicine, hospital medicine, anesthesia, urgent care, pediatric staffing, and management services. TeamHealth, through an affiliated entity, services U.S. military treatment facilities, VA clinics and other Federal agencies.

As of June 30, 2022, our TeamHealth properties had a WALT of 2.2 years and a total ABR of $3.1 million. Setting aside tenant termination options, the WALT would be 7.2 years. The table below summarizes our Team Health properties as of June 30, 2022:

Asset Type	Location	Purchase Date	Leasable Square Feet	Tenant's % Occupancy
MOB	Dumfries, VA	Apr-2020	99,718	100%
MOB	Fairfax, VA	Jul-2020	73,653	100%

2Q-2022| Earnings Supplemental

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8 . Steward Health Care . Steward is the largest private, for - profit , physician - led hospital operator in the country and operates 39 community hospitals across nine states . Steward’s network includes more than 25 urgent c are c enters, 107 preferred skilled nursing facilities, and more than 7 , 900 beds under management . A s of June 30 , 2022 , our Steward properties had a WALT of 3 . 2 years and a total ABR of $ 2 . 7 million . The table below summarizes our Steward properties as of June 30 , 2022 : 9 . Atrium Health (Aa 3 /AA - ) . Atrium Health is an integrated, nonprofit health system with more than 70 , 000 teammates at 40 hospitals and 1 , 400 care locations and includes Atrium Health Wake Forest Baptist, an academic health system based in Winston - Salem, North Carolina . As of June 30 , 2022 , our Atrium Health properties had a WALT of 1 . 3 years and a total ABR of $ 2 . 6 million . The table below summarizes our Atrium Health properties as of June 30 , 2022 : Top 10 Tenant Profiles (cont.) 2Q - 2022| Earnings Supplemental 17 7 . Carrus Health . Carrus Health is specialty hospital system headquartered in Sherman, Texas and delivers healthcare services in the greater Texoma area . Carrus Health provides inpatient and outpatient physical rehabilitative care, long term acute care and children’s behavioral health care . As of June 30 , 2022 , our Carrus Health property had a lease term of 15 . 0 years and a total ABR of $ 2 . 8 million . The table below summarizes our Carrus Health property as of June 30 , 2022 : Asset Type Location Purchase Date Leasable Square Feet Tenant’s % Occupancy IRF Sherman, TX Jun - 2017 69,352 100% Asset Type Location Purchase Date Leasable Square Feet Tenant’s % Occupancy Surgical Hospital Beaumont, TX Oct - 2019 84,674 100% MOB Hialeah, FL Sep - 2021 3,838 5% Asset Type Location Purchase Date Leasable Square Feet Tenant’s % Occupancy MOB High Point, NC Feb - 2020 97,811 100% MOB Winston - Salem, NC Sep - 2020 45,525 100%

10 . Pipeline Health . Pipeline Health is a privately held, community-based hospital ownership and management company based in Los Angeles, CA . Pipeline’s growing business, through its affiliates, includes : Emergent Medical Associates, a leading provider of emergency rooms serving 20 + hospital sites and 900 , 000 patients annually ; Integrated Anesthesia Medical Group, with 100 providers performing 15 , 000 procedures annually ; Cloudbreak , a telemedicine company with 75 , 000 monthly encounters in 700 hospitals ; Pacific Healthworks, a physician practice management company ; Benchmark Hospitalists ; and seven community hospitals in Los Angeles, Chicago and Dallas areas with a total of 1 , 200 beds . As of June 30 , 2022 , our Pipeline property had a lease term of 15 . 7 years and a total ABR of $ 2 . 5 million . The table below summarizes our Pipeline property as of June 30 , 2022 : Top 10 Tenant Profiles (cont.) 18 2Q - 2022| Earnings Supplemental Asset Type Location Purchase Date Leasable Square Feet Tenant’s % Occupancy Acute - Care Hospital Dallas, TX Mar - 2018 236,314 100% Memorial Health System LifePoint Health Encompass Health MOB in Belpre, OH IRF in Austin, TX IRF in Mesa, AZ

Reporting Definitions and Other Disclosures Reporting Definitions Annualized Base Rent Annualized base rent represents monthly base rent for most recent month or month of acquisition, multiplied by 12 (or actual NOI where more reflective of property performance) . Accordingly, this methodology produces an annualized amount as of a point in time but does not take into account future contractual rental rate increases . Additionally, properties that are accounted for on a cash - collected basis are not included annualized base rent . Capitalization Rate The capitalization rate (“Cap Rate”) for an acquisition is calculated by dividing current Annualized Base Rent by contractual purchase price . For the portfolio capitalization rate, certain adjustments, including for subsequent capital invested, are made to the contractual purchase price . Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ( EBITDA re and Adjusted EBITDA re ) We calculate EBITDA re in accordance with standards established by NAREIT and define EBITDA re as net income or loss computed in accordance with GAAP plus depreciation and amortization, interest expense, gain or loss on the sale of investment properties, and impairment loss, as applicable . We define Adjusted EBITDA re as EBITDA re plus non - cash stock compensation expense, non - cash intangible amortization related to above and below market leases, preacquisition expense and other normalizing items . Management considers EBITDA re and Adjusted EBITDA re important measures because they provide additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt . Funds from Operations and Adjusted Funds from Operations Funds from operations (“FFO”) and adjusted funds from operations (“AFFO”) are non - GAAP financial measures within the meaning of the rules of the SEC . The Company considers FFO and AFFO to be important supplemental measures of its operating performance and believes FFO is frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results . In accordance with the National Association of Real Estate Investment Trusts’ (“NAREIT”) definition, FFO means net income or loss computed in accordance with GAAP before noncontrolling interests of holders of OP units and LTIP units, excluding gains (or losses) from sales of property and extraordinary items, less preferred stock dividends, plus real estate - related depreciation and amortization (excluding amortization of debt issuance costs and the amortization of above and below market leases), and after adjustments for unconsolidated partnerships and joint ventures . Because FFO excludes real estate - related depreciation and amortization (other than amortization of debt issuance costs and above and below market lease amortization expense), the Company believes that FFO provides a performance measure that, when compared period - over - period, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest expense, providing perspective not immediately apparent from the closest GAAP measurement, net income or loss . AFFO is a non - GAAP measure used by many investors and analysts to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations . Management calculates AFFO by modifying the NAREIT computation of FFO by adjusting it for certain cash and non - cash items and certain recurring and non - recurring items . For the Company these items include recurring acquisition and disposition costs, loss on the extinguishment of debt, recurring straight line deferred rental revenue, recurring stock - based compensation expense, recurring amortization of above and below market leases, recurring amortization of debt issuance costs, recurring lease commissions, and other items . Management believes that reporting AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis . 19 (as of June 30, 2022) 2Q - 2022| Earnings Supplemental

Reporting Definitions and Other Disclosures Reporting Definitions (continued) Rent Coverage Ratio For purposes of calculating our portfolio weighted - average EBITDARM coverage ratio (“Rent Coverage Ratio”), we excluded credit - rated tenants or their subsidiaries for which financial statements were either not available or not sufficiently detailed . These ratios are based on latest available information only . Most tenant financial statements are unaudited and we have not independently verified any tenant financial information (audited or unaudited) and, therefore, we cannot assure you that such information is accurate or complete . Certain other tenants (approximately 16 % of our portfolio) are excluded from the calculation due to (i) lack of available financial information, (ii) small tenant size or (iii) receipt of significant COVID - 19 relief funds that may cause reported coverage to differ materially from underlying performance . Additionally, our Rent Coverage Ratio adds back physician distributions and compensation . Management believes all adjustments are reasonable and necessary . Other Disclosures Non - GAAP Financial Measures Management considers certain non - GAAP financial measures to be useful supplemental measures of the Company's operating performance . For the Company, non - GAAP measures consist of EBITDA re , Adjusted EBITDA re , FFO and AFFO . A non - GAAP financial measure is generally defined as one that purports to measure financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable measure determined in accordance with GAAP . The Company reports non - GAAP financial measures because these measures are observed by management to also be among the most predominant measures used by the REIT industry and by industry analysts to evaluate REITs . For these reasons, management deems it appropriate to disclose and discuss these non - GAAP financial measures . The non - GAAP financial measures presented herein are not necessarily identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions . These measures should not be considered as alternatives to net income, as indicators of the Company's financial performance, or as alternatives to cash flow from operating activities as measures of the Company's liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of the Company's needs . Management believes that in order to facilitate a clear understanding of the Company's historical consolidated operating results, these measures should be examined in conjunction with net income and cash flows from operations as presented elsewhere herein . Forward - Looking Statements Certain statements contained herein may be considered “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 , and it is the Company’s intent that any such statements be protected by the safe harbor created thereby . These forward - looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "plan," "predict," "project," "will," "continue" and other similar terms and phrases, including references to assumptions and forecasts of future results . Except for historical information, the statements set forth herein including, but not limited to, any statements regarding our earnings, our liquidity, our tenants’ ability to pay rent to us, expected financial performance (including future cash flows associated with new tenants or the expansion of current properties), future dividends or other financial items ; any other statements concerning our plans, strategies, objectives and expectations for future operations, our pipeline of acquisition opportunities and expected acquisition activity, including the timing and/or successful completion of any acquisitions and expected rent receipts on these properties, our expected disposition activity, including the timing and/or successful completion of any dispositions and the expected use of proceeds therefrom, and any statements regarding future economic conditions or performance are forward - looking statements . These forward - looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties . Although the Company believes that the expectations, estimates and assumptions reflected in its forward - looking statements are reasonable, actual results could differ materially from those projected or assumed in any of the Company’s forward - looking statements . Additional information concerning us and our business, including additional factors that could materially and adversely affect our financial results, include, without limitation, the risks described under Part I, Item 1 A - Risk Factors, in our Annual Report on Form 10 - K, our Quarterly Reports on Form 10 - Q, and in our other filings with the SEC . You are cautioned not to place undue reliance on forward - looking statements . The Company does not intend, and undertakes no obligation, to update any forward - looking statement . Additional Information The information in this document should be read in conjunction with the Company’s Annual Report on Form 10 - K, Quarterly Reports on Form 10 - Q, Current Reports on Form 8 - K, and other information filed with, or furnished to, the SEC . You can access the Company’s reports and amendments to those reports filed or furnished to the SEC pursuant to Section 13 (a) or 15 (d) of the Exchange Act in the “Investor Relations” section on the Company’s website (www . globalmedicalreit . com) under “SEC Filings” as soon as reasonably practicable after they are filed with, or furnished to, the SEC . The information on or connected to the Company’s website is not, and shall not be deemed to be, a part of, or incorporated into, this Earnings Supplemental . You also can review these SEC filings and other information by accessing the SEC’s website at http : //www . sec . gov . Certain information contained in this package, including, but not limited to, information contained in our Top 10 tenant profiles is derived from publicly - available third - party sources . The Company has not independently verified this information and there can be no assurance that such information is accurate or complete . 20 (as of June 30, 2022) 2Q - 2022| Earnings Supplemental

Stephen Swett stephen.swett@icrinc.com 203.682.8377 www.globalmedicalreit.com NYSE: GMRE INVESTOR RELATIONS